Exhibit 99.1
PHILIPS AND LIGHTING SCIENCE GROUP SETTLE ALL LITIGATION
Agreement Includes Commercial Relationship, License by LSG, and Investment by Philips
New York, NY, August 31, 2009 — Lighting Science Group Corporation (“LSG”) and Royal Philips Electronics today announced that they have settled all of their commercial and intellectual property disputes by way of a comprehensive agreement that revives their former commercial alliance. The agreement provides that trade in LED lighting products between the companies will be intensified, that LSG takes out a royalty bearing license to the Philips LED based Luminaires and Retrofit Bulbs licensing program, and that Philips will make a limited equity investment in LSG.
The commercial relationship involves mutual sourcing and supplying of LED components and products. The details concerning the commercial arrangement and the patent license agreement are confidential. The investment of five million United States dollars is in the form of a convertible note that will convert to preferred shares upon LSG’s planned rights offering. The agreement also provides for mutual releases for all claims relative to the past, including all intellectual property and commercial claims and all the pending cases between the companies will be dismissed.
About Royal Philips Electronics
Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is a diversified Health and Well-being company, focused on improving people’s lives through timely innovations. As a world leader in healthcare, lifestyle and lighting, Philips integrates technologies and design into people-centric solutions, based on fundamental customer insights and the brand promise of “sense and simplicity”. Headquartered in the Netherlands, Philips employs approximately 116,000 employees in more than 60 countries worldwide. With sales of EUR 26 billion in 2008, the company is a market leader in cardiac care, acute care and home healthcare, energy efficient lighting solutions and new lighting applications, as well as lifestyle products for personal well-being and pleasure with strong leadership positions in flat TV, male shaving and grooming, portable entertainment and oral healthcare. News from Philips is located at www.philips.com/newscenter.
About Lighting Science
Lighting Science Group Corporation designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. LSG offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. LSG’s Custom Solutions business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. LSG is headquartered in Satellite Beach, Florida; LSG’s Custom Solutions business unit is based in Rancho Cordova, California; LSG’s European operations are based in Goes, The Netherlands; and, LSG has sales offices in Tokyo, Japan, Buckinghamshire, England and Sydney, Australia. More information about LSG is available at www.lsgc.com.
LSG Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our expectations concerning management and our ability to expand and develop our business and statements using terminology such as “advance,” “success,” “will,” “intensified,” “revived,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “potential,” “opportunity,” “greater,” “help,” or “extensive.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings. These filings can be obtained by contacting LSG’s Contact.

For more information	Media Contact	Investor Contact
about LSG, please contact:	Jon DiGesu	Steve Hamilton
	+1-603-770-5731	+1-214-382-3650
	jon.digesu@lsgc.com	steve.hamilton@lsgc.com

For more information	Media Contacts
about Philips, please contact:	Arent-Jan Hesselink, +31 20 59 77415
arentjan.hesselink@philips,com

David Wolf, +1 212 536 0817
david.l.wolf@philips.com
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